Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333- 215215 and No. 333- 196187) of Grupo Financiero Santander México, S.A.B. de C.V. of our report dated 28 April, 2017 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.

/s/ PricewaterhouseCoopers, S.C.
Mexico City, Mexico
April 28, 2017